Exhibit 10.7

FAIRCHILD INTERNATIONAL CORPORATION

January , 2005

Patch Energy Inc.

Attention:                 David Stadnyk

Dear Sirs:

Re:          Transfer of Oil and Gas Interests

This letter will serve to confirm our agreement whereby Fairchild International Corporation (“Fairchild”) has agreed to convey its interests in the Kerrobert Saskatchewan Oil and Gas Drilling Program previously acquired from Patch Energy Inc. (“Patch”) back to Patch and in consideration therefore Patch has agreed to forgive the outstanding indebtedness otherwise owing by Fairchild to Patch, as recorded in the books of the two companies (estimated to be approximately $15,000).

In this regard we agree to execute such documents and do such further acts and things as shall be necessary to give full effect to our agreement.

We confirm that the closing of the transactions contemplated herein will take place concurrent with the closing by Fairchild of the acquisition of all of the issued and outstanding shares of Syngas Energy Corp., anticipated to occur in the first week of February, 2005.

Accepting that the above accurately details your understanding of our agreement in this regard could you please execute this letter where indicated and return same at your earliest convenience.

Yours truly,

FAIRCHILD INTERNATIONAL CORPORATION

Per:	/s/ Anish Somani
Authorized Signatory

ACKNOWLEDGED AND AGREED TO THIS ____ DAY OF JANUARY, 2005.

PATCH ENERGY INC.

Per:	/s/ David Stadnyk
Authorized Signatory